EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated November 20, 2009, in this form S-1/A Amendment No. 2 Registration Statement for Tycore Ventures Inc., for the registration of shares of its common stock. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ LLB & Associates Ltd., LLP

LBB & Associates Ltd., LLP

Houston, Texas
November 23, 2009